SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 15, 2015

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 15, 2015, Vectren Utility Holdings, Inc. ("VUHI"), a wholly owned subsidiary of Vectren Corporation, issued Guaranteed Senior Notes (the "VUHI Notes") in a private placement to various institutional investors. The VUHI Notes were issued in the following tranches: (i) $25 million of 3.90 percent Guaranteed Senior Notes, Series A, due December 15, 2035, (ii) $135 million of 4.36 percent Guaranteed Senior Notes, Series B, due December 15, 2045, and (iii) $40 million of 4.51 percent Guaranteed Senior Notes, Series C, due December 15, 2055. The notes will be unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., wholly owned subsidiaries of VUHI.

Additionally, on December 15, 2015, Vectren Capital, Corp., a wholly owned subsidiary of Vectren Corporation, issued Guaranteed Senior Notes (the "Vectren Capital Notes") in a private placement to various institutional investors. The Vectren Capital Notes were issued in the following tranches: (i) $75 million of 3.33 percent Guaranteed Senior Notes, Series A, due December 15, 2022 and (ii) $75 million of 3.90 percent Guaranteed Senior Notes, Series B, due December 15, 2030. The notes will be guaranteed by Vectren Corporation.

The Note Purchase Agreements contain customary representations, warranties, and covenants. The VUHI Notes and Vectren Capital Notes were issued pursuant to Note Purchase Agreements, dated June 11, 2015, and copies of which are attached as Exhibit 4.1 and 4.2 to a Current Report on Form 8-K filed on June 12, 2015.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
December 15, 2015

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President and Chief Financial Officer